Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors

eLoyalty Corporation

We have issued our reports dated March 9, 2007, accompanying the consolidated financial statements and schedule and management’s assessment of the effectiveness of internal control over financial reporting of eLoyalty Corporation included in the Annual Report on Form 10-K for the year ended December 30, 2006, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Chicago, Illinois

May 18, 2007

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